Exhibit 99.1

For Immediate Release

Ruth’s Hospitality Group, Inc. Provides Business Update and Reports Third Quarter 2020 Financial Results

WINTER PARK, Fla.—(BUSINESS WIRE)—October 30, 2020—Ruth’s Hospitality Group, Inc. (the “Company”) (NASDAQ: RUTH) today provided a business update on the impact of the COVID-19 pandemic and reported unaudited financial results for its third quarter ended September 27, 2020.

Business and Liquidity Update:

•By the end of the third quarter, the Company was able to re-open 94% (72 of 77) of its Company-owned and managed restaurants, which included 71 restaurants offering limited capacity dining service and one restaurant offering to-go and delivery service only.

•99% (71 of 72) of the Company’s franchisee-owned restaurants were open with capacity restricted dining rooms as of the end of the third quarter.

•Third quarter comparable restaurant sales at Company-owned restaurants decreased 36.7% compared to the third quarter of 2019.  As a result of the increased number of open restaurants, sales trends improved throughout the third quarter.  Year over year monthly comparable sales at Company-owned restaurants improved to down 28% in September from down 38% in August and down 43% in July.

•Third quarter comparable sales for Company-owned and managed restaurants with open dining rooms decreased 21.6% compared to the third quarter of 2019.

•During August and September 2020, the Company’s cash balance increased by a total of $8.8 million primarily due to improved sales and operating margins.  As of September 27, 2020, the Company’s cash balance was approximately $103.1 million, with $135.2 million of debt outstanding under its senior credit facility and outstanding letters of credit of $4.8 million.

•Subsequent to the end of the third quarter, the Company repaid $20.2 million in debt, and secured a term extension to February 2023 on its senior credit facility.

•During the quarter, the Company permanently closed four Company-owned restaurants, which brings the total number of Company-owned locations closed during the year to nine.

Highlights for the third quarter of 2020 were as follows:

•Total revenue in the third quarter of 2020 was $63.4 million, compared to $103.0 million in the third quarter of 2019.

•Net loss in the third quarter of 2020 was $5.3 million, or ($0.15) per diluted share, compared to net income of $4.5 million, or $0.16 per diluted share, in the third quarter of 2019.

-Net loss in the third quarter of 2020 included $1.2 million in severance costs and accelerated stock expense; $0.3 million in losses related to lease modifications; a $3.3 million impairment loss related to restaurant closures, long-lived assets and inventory; and a $0.2 million income tax expense related to the impact of discrete income tax items.  Net income in the third quarter of 2019 included $0.3 million in acquisition-related expenses associated with the acquisition of the three restaurants from our Philadelphia and Long Island franchisee, and a $0.3 million income tax benefit related to the impact of discrete income tax items.

-Excluding these items, non-GAAP diluted loss per common share was ($0.04) in the third quarter of 2020, compared to a non-GAAP diluted earnings per common share of $0.15 in the third quarter of 2019.  The Company believes that non-GAAP diluted earnings per common share provides a useful alternative measure of financial performance to improve comparability of diluted earnings per common share between periods. Investors are advised to see the attached Reconciliation of Non-GAAP Financial Measure table for additional information.

Cheryl Henry, President and Chief Executive Officer of Ruth's Hospitality Group, Inc., stated, “Our operations team has worked tirelessly to adapt to an ever changing regulatory environment and I’m thrilled with the continued sales trend improvement since the end of the second quarter that was the driver of our positive cash flow during the quarter. In addition to the sales improvement, we were also able to produce higher restaurant-level margin on lower sales compared to last year once our dining rooms have been reopened with capacity restrictions. As we look forward to the end of the year, we are cautiously optimistic about the health of our business and feel prepared with proven business models to operate in a variety of regulatory scenarios.  All of these accomplishments would not have been possible without the tireless efforts from all of our  Ruth’s Chris team members and our franchise partners.”

Review of third quarter 2020 operating results

Restaurant sales in the third quarter of 2020 were $58.6 million compared to $97.2 million in the third quarter of 2019.  Average unit weekly sales for restaurants with open dining rooms were $74.5 thousand in the third quarter of 2020, compared to $98.7 thousand in the third quarter of 2019.

Company-owned Sales

•Comparable restaurant sales at Company-owned restaurants decreased 36.7% compared to the third quarter of 2019, which consisted of a 29.7% decrease in traffic, as measured by entrees, and a 9.9% decrease in average check, which was largely due to lower alcohol sales and our current streamlined menu offerings.

•At the end of the third quarter of 2020, 72 Company-owned and managed Ruth’s Chris Steak House restaurants were in operation, which included 71 restaurants offering limited capacity dining service and one restaurant offering to-go and delivery service only.  Five Company-owned restaurants remained temporarily closed as of September 27, 2020.  At the end of the third quarter of 2019, 81 Ruth’s Chris Steak House restaurants were in operation.

Franchise Income

•Franchise income in the third quarter of 2020 was $3.5 million compared to $3.9 million in the third quarter of 2019. The reduction in franchise income was due to a decrease in sales from franchise operations.

•At the end of the third quarter, 71 franchisee-owned Ruth’s Chris Steak House restaurants were in operation offering limited capacity dining room service.  One franchise restaurant remains temporarily closed and a franchisee has permanently closed one location in Charleston, SC.  At the end of the third quarter of 2019, 73 franchisee-owned restaurants were open.

Operating Expenses

•Food and beverage costs decreased $12.9 million (44.8%) from the third quarter of 2019.  As a percentage of restaurant sales, food and beverage costs were 27.1% compared to 29.6% in the third quarter of 2019.  Total beef costs decreased 12% from the third quarter of 2019.

•Restaurant operating expenses decreased $16.3 million (31.9%) from the third quarter of 2019.

•Marketing and advertising costs decreased $2.3 million (72.0%) from the third quarter of 2019.

•General and administrative expenses decreased $763 thousand (9.2%) from the third quarter of 2019.

•Pre-opening costs were $403 thousand in the third quarter of 2020, compared to $535 thousand in the third quarter of 2019.  The pre-opening costs in 2020 were related to rent accruals for unopened locations where the Company has taken possession of the property.

Financial Outlook

As a reminder, due to the ongoing uncertainty around the duration and severity of the COVID-19 pandemic, the Company previously withdrew its financial guidance for fiscal year 2020.

The foregoing statements are not guarantees of future performance, and therefore, undue reliance should not be placed upon them.  We refer you to the “Cautionary Note Regarding Forward-Looking Statements” section in this earnings press release and to our recent filings with the Securities and Exchange Commission for more detailed discussions of the risks that could impact our financial outlook and our future operating results and financial condition.

Conference Call

The Company will host a conference call to discuss third quarter 2020 financial results today at 8:30 AM Eastern Time.  Hosting the call will be Cheryl J. Henry, President and Chief Executive Officer, and Arne G. Haak, Executive Vice President and Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 201-689-8470. A replay will be available one hour after the call and can be accessed by dialing 412-317-6671; the password is 13711704. The replay will be available until Friday, November 6th, 2020. The call will also be webcast live from the Company's website at www.rhgi.com under the Investor Relations section.

About Ruth’s Hospitality Group, Inc.

Ruth's Hospitality Group, Inc., headquartered in Winter Park, Florida, is the largest fine dining steakhouse company in the U.S. as measured by the total number of Company-owned and franchisee-owned restaurants, with over 140 Ruth’s Chris Steak House locations worldwide specializing in USDA Prime grade steaks served in Ruth’s Chris’ signature fashion – “sizzling.”

For information about our restaurants or to purchase gift cards, please visit www.RuthsChris.com. For more information about Ruth’s Hospitality Group, Inc., please visit www.rhgi.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that reflect, when made, the Company’s expectations or beliefs concerning future events that involve risks and uncertainties. Forward-looking statements frequently are identified by the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “targeting,” “will be,” “will continue,” “will likely result,” or other similar words and phrases. Similarly, statements herein that describe the Company’s objectives, plans or goals, including with respect to restaurant openings and acquisitions or closures, capital expenditures, strategy, financial outlook, cash flows, our effective tax rate and the impact of recent accounting pronouncements, also are forward-looking statements. Actual results could differ materially from those projected, implied or anticipated by the Company’s forward-looking statements. Some of the factors that could cause actual results to differ include: the negative impact the COVID-19 pandemic has had and will continue to have on our business, financial condition and results of operations; reductions in the availability of, or increases in the cost of, USDA Prime grade beef, fish and other food items; changes in economic conditions and general trends; the loss of key management personnel; the effect of market volatility on the Company’s stock price; health concerns about beef or other food products; the effect of competition in the restaurant industry; changes in consumer preferences or discretionary spending; labor shortages or increases in labor costs; the impact of federal, state or local government regulations relating to income taxes, unclaimed property, Company employees, the sale or preparation of food, the sale of alcoholic beverages and the opening of new restaurants; political conditions, civil unrest or other developments and risks in the markets where the Company’s restaurants are located; harmful actions taken by the

Company’s franchisees; the inability to successfully integrate franchisee acquisitions into the Company’s business operations; economic, regulatory and other limitations on the Company’s ability to pursue new restaurant openings and other organic growth opportunities; a material failure, interruption or security breach of the Company’s information technology network; the Company’s indemnification obligations in connection with its sale of the Mitchell’s Restaurants; the Company’s ability to protect its name and logo and other proprietary information; an impairment in the financial statement carrying value of our goodwill, other intangible assets or property; gains or losses on lease modifications; the impact of litigation; the restrictions imposed by the Company’s credit agreement; changes in, or the suspension or discontinuation of, the Company’s quarterly cash dividend payments or share repurchase program; and the inability to secure additional financing on terms acceptable to the Company. For a discussion of these and other risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2019, “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 28, 2020, and the Company’s other filings with the Securities and Exchange Commission (“SEC”).  Such filings are available on the SEC’s website at www.sec.gov. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. You should not assume that material events subsequent to the date of this press release have not occurred.

Unless the context otherwise indicates, all references in this report to the “Company,” “Ruth’s,” “we,” “us”, “our” or similar words are to Ruth’s Hospitality Group, Inc. and its subsidiaries. Ruth’s Hospitality Group, Inc. is a Delaware corporation formerly known as Ruth’s Chris Steak House, Inc., and was founded in 1965.

Investor Relations

Fitzhugh Taylor (203) 682-8261

ftaylor@icrinc.com

RUTH’S HOSPITALITY GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations – Preliminary and Unaudited

(Amounts in thousands, except share and per share data)

	13 Weeks Ended		39 Weeks Ended
	September 27,	September 29,	September 27,	September 29,
	2020	2019	2020	2019

Revenues:
Restaurant sales	$58,594	$97,226	$188,611	$314,229
Franchise income	3,511	3,928	8,094	12,907
Other operating income	1,318	1,855	3,671	5,857
Total revenues	63,423	103,009	200,376	332,993
Costs and expenses:
Food and beverage costs	15,908	28,817	54,563	89,688
Restaurant operating expenses	34,868	51,216	117,224	155,974
Marketing and advertising	889	3,174	5,285	10,925
General and administrative costs	7,572	8,335	22,668	26,016
Depreciation and amortization expenses	5,316	5,361	16,660	15,453
Pre-opening costs	403	535	1,185	876
Loss (gain) on lease modifications	310	—	(178)	—
Loss on impairment	3,272	—	16,253	—
Total costs and expenses	68,538	97,438	233,660	298,932
Operating income (loss)	(5,115)	5,571	(33,284)	34,061
Other income (expense):
Interest expense, net	(1,422)	(638)	(3,341)	(1,460)
Other	(48)	18	(12)	33
Income (loss) before income taxes	(6,585)	4,951	(36,637)	32,634
Income tax expense (benefit)	(1,284)	423	(9,920)	4,886
Net income (loss)	$(5,301)	$4,528	$(26,717)	$27,748

Basic earnings (loss) per share	$(0.15)	$0.16	$(0.87)	$0.95

Diluted earnings (loss) per share	$(0.15)	$0.16	$(0.87)	$0.94

Shares used in computing net income per common share:
Basic	34,240,318	28,951,612	30,826,304	29,159,922
Diluted	34,240,318	29,191,076	30,826,304	29,563,396
Dividends declared per common share	$-	$0.13	$0.15	$0.39

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

We prepare our financial statements in accordance with U.S. generally accepted accounting principles (GAAP). Within our press release, we make reference to non-GAAP diluted earnings per common share. This non-GAAP measurement was calculated by excluding acquisition costs, accelerated stock compensation and severance payments, loss (gain) on lease modifications, loss on impairment  and certain discrete income tax items. We exclude the impact of the acquisition related costs, accelerated stock compensation and severance payments, loss (gain) on lease modifications, loss on impairment and the impact of certain discrete income tax items because these items are not reflective of the ongoing operations of our business.  This non-GAAP measurement has been included as supplemental information. We believe that this measure represents a useful internal measure of performance. Accordingly, where this non-GAAP measure is provided, it is done so that investors have the same financial data that management uses in evaluating performance with the belief that it will assist the investment community in assessing our underlying performance on a quarter-over-quarter basis. However, because this measure is not determined in accordance with GAAP, such a measure is susceptible to varying calculations and not all companies calculate the measure in the same manner. As a result, the aforementioned measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP financial measure is presented as supplemental information and not as an alternative to diluted earnings per share as calculated in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measure – Unaudited

(Amounts in thousands, except share data)

	13 Weeks Ended		39 Weeks Ended
	September 27,	September 29,	September 27,	September 29,
	2020	2019	2020	2019
GAAP Net income (loss)	$(5,301)	$4,528	$(26,717)	$27,748
GAAP Income tax expense (benefit)	(1,284)	423	(9,920)	4,886
GAAP Income (Loss) from continuing operations before income taxes	(6,585)	4,951	(36,637)	32,634
Adjustments:
Franchisee acquisition costs	—	302	—	412
Accelerated stock compensation and severance payments	1,172	—	1,502	—
Loss (gain) on lease modifications	310	—	(178)	—
Loss on impairment	3,272	—	16,253	—
Adjusted net income before income taxes	(1,831)	5,253	(19,060)	33,046
Adjusted income tax expense (1)	89	(496)	5,502	(4,985)
Impact of excluding certain discrete income tax items	217	(280)	313	(885)
Non-GAAP net income	$(1,525)	$4,477	$(13,245)	$27,176

GAAP diluted earnings (loss) per common share	$(0.15)	$0.16	$(0.87)	$0.94

Non-GAAP diluted earnings (loss) per common share	$(0.04)	$0.15	$(0.43)	$0.92

Weighted-average number of common shares outstanding - diluted	34,240,318	29,191,076	30,826,304	29,563,396

(1) Adjusted income tax is calculated by multiplying the Non-GAAP adjustments by our marginal federal and state income tax rates and adding or subtracting the result to/from our GAAP income tax expense.